Exhibit 99.1

PennyMac Mortgage Investment Trust Reports

Fourth Quarter and Full-Year 2022 Results

WESTLAKE VILLAGE, Calif., February 2, 2023 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported a net loss attributable to common shareholders of $5.8 million, or $(0.07) per common share on a diluted basis for the fourth quarter of 2022, on net investment income of $49.4 million. PMT previously announced a cash dividend for the fourth quarter of 2022 of $0.40 per common share of beneficial interest, which was declared on December 7, 2022 and paid on January 27, 2023 to common shareholders of record as of December 30, 2022.

Fourth Quarter 2022 Highlights

Financial results:

•	Net loss attributable to common shareholders of $5.8 million, compared to net income of $1.5 million in the prior quarter
o	Solid income excluding the impacts of market-driven fair value changes was more than offset by fair value declines in PMT’s interest rate and credit sensitive strategies
•

Repurchased 1.2 million common shares of PMT at an average price of $11.80 per share for a cost of $14.2 million; also repurchased an additional 22 thousand shares through January 31 at an average price of $12.63 per share for a cost of $0.3 million

•	Book value per common share decreased to $15.78 at December 31, 2022 from $16.18 at September 30, 2022

Other investment highlights:

•	Investment activity driven by correspondent production volumes
o

Conventional correspondent loan production volumes for PMT’s account totaled $6.8 billion in unpaid principal balance (UPB), down 34% from 3Q22 as a result of the sale of certain conventional loans to PFSI and down 61% from 4Q21

—	Resulted in the creation of $127 million in new MSRs

Notable activity after quarter end

•	PMT exercised its option to extend the maturity for the CRT term notes originally due in March 2023 for two years

Full-Year 2022 Highlights

Financial Results:

•	Net loss of $73.3 million, versus net income of $56.9 million in 2021
•

Net loss attributable to common shareholders of $115.1 million, versus net income attributable to common shareholders of $26.0 million in 2021; diluted earnings per common share of $(1.26) versus $0.26 in 2021

•	Dividends of $1.81 per common share
•	Net investment income of $303.8 million, down from $420.3 million in 2021
•	Return on average common equity of (7.2)%[1]

“PMT reported a net loss in the fourth quarter as solid performance excluding the impacts of fair value changes was offset by fair value declines in its interest rate and credit sensitive strategies,” said Chairman and CEO David Spector. “While performance in recent periods has not met our expectations, relative performance over the long-term remains strong as PMT’s shareholder returns remain well-above comparable indices and its peer group. Additionally, we have seen a material improvement in credit markets in early 2023 as well as increased interest rate stability. With PMT’s current portfolio of seasoned investments in credit risk transfer and hedged mortgage servicing rights, we remain confident in its ability to deliver attractive returns to its shareholders over the long term.”

[1]	Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the year

The following table presents the contributions of PMT’s segments, consisting of Credit Sensitive Strategies, Interest Rate Sensitive Strategies, Correspondent Production, and Corporate:

Credit Sensitive Strategies Segment

The Credit Sensitive Strategies segment primarily includes results from PMT’s organically-created government sponsored enterprise (GSE) credit risk transfer (CRT) investments, investments in non-agency subordinate bonds from private-label securitizations of PMT’s production, opportunistic investments in GSE CRT and legacy investments. Pretax income for the segment was $10.8 million on net investment income of $11.2 million, compared to a pretax loss of $3.7 million on net investment losses of $2.9 million in the prior quarter.

Net gains on investments in the segment were $11.2 million, compared to net losses on investments of $2.2 million in the prior quarter and included $8.5 million in net gains on PMT’s organically-created GSE CRT investments, $1.9 million in net gains from investments in non-agency subordinate bonds from PMT’s production, $0.7 million in net gains on other acquired subordinate CRT mortgage-backed securities (MBS), and $0.2 million in gains on distressed loans.

Net gains on PMT’s organically-created CRT investments for the quarter were $8.5 million, compared to $4.4 million in the prior quarter, and included $8.1 million in valuation-related losses, which reflected the impact of continued credit spread widening. The prior quarter included $14.2 million of such losses. Net gains on PMT’s organically-created CRT investments also included $17.8 million in realized gains and carry, compared to $18.8 million in the prior quarter. Realized losses during the quarter were $1.2 million, compared to $0.2 million in the prior quarter.

Net interest income for the segment totaled $0.7 million, compared to net interest expense of $1.7 million in the prior quarter. Interest income totaled $18.4 million, up from $12.4 million in the prior quarter primarily due to higher earnings rates on deposits securing CRT arrangements. Interest expense totaled $17.7 million, up from $14.1 million in the prior quarter due to increases in short-term interest rates.

Segment expenses were $0.4 million, down from $0.8 million in the prior quarter.

Interest Rate Sensitive Strategies Segment

The Interest Rate Sensitive Strategies segment includes results from investments in MSRs, Agency MBS, non-Agency senior MBS and interest rate hedges. Pretax loss for the segment was $9.3 million on net investment income of $13.7 million, compared to pretax income of $103.5 million on net investment income of $126.4 million in the prior quarter. The segment includes investments that typically have offsetting fair value exposures to changes in interest rates.  For example, in a period with increasing interest rates, MSRs are expected to increase in fair value whereas Agency pass-through and non-Agency senior MBS are expected to decrease in fair value.

The results in the Interest Rate Sensitive Strategies segment consist of net gains and losses on investments, net interest income and net loan servicing fees, as well as associated expenses.

Net gains on investments for the segment were $43.1 million and consisted of gains on MBS due to tighter mortgage spreads.

Net loan servicing fees were $(2.1) million, compared to $390.1 million in the prior quarter. Net loan servicing fees included servicing fees of $164.2 million and $5.5 million in other fees, reduced by $99.0 million in realization of MSR cash flows, which was up from the prior quarter due to higher average MSR balances. Net loan servicing fees also included $43.9 million in fair value increases of MSRs,

$117.2 million in hedging losses primarily driven by hedge costs and higher interest rates, and $0.5 million of MSR recapture income. PMT’s hedging activities are intended to manage the Company’s net exposure across all interest rate sensitive strategies, which include MSRs and MBS.

The following schedule details net loan servicing fees:

MSR fair value increased by $43.9 million in the quarter as realized prepayment speeds were lower than expected and due to expectations for lower prepayment activity in the future.

Net interest expense for the segment was $27.3 million, versus net interest expense of $12.6 million in the prior quarter. Interest income totaled $80.4 million, up from $68.2 million in the prior quarter primarily due to higher average MBS balances and increased placement fee income on custodial balances. Interest expense totaled $107.7 million, up from $80.8 million in the prior quarter primarily due to higher financing costs on larger average MSR and MBS balances driven by higher short-term interest rates.

Segment expenses were $23.0 million, essentially unchanged from the prior quarter.

Correspondent Production Segment

PMT acquires newly originated loans from correspondent sellers and typically sells or securitizes the loans, resulting in current-period income and additions to its investments in MSRs related to a portion of its production. PMT’s Correspondent Production segment generated pretax income of $7.1 million, up from $6.1 million in the prior quarter.

Through its correspondent production activities, PMT acquired $20.8 billion in UPB of loans, down 7 percent from the prior quarter and 37 percent from the fourth quarter of 2021. Of total correspondent acquisitions, conventional conforming acquisitions totaled $10.7 billion, up 4 percent from the prior quarter and government-insured or guaranteed acquisitions totaled $10.1 billion, down 17 percent from the prior quarter. $6.8 billion of conventional correspondent production was for PMT’s own account and $3.9 billion was for PFSI’s account. Interest rate lock commitments on conventional loans for PMT’s account totaled $7.5 billion, down from $10.6 billion in the prior quarter primarily due to the sale of certain conventional loans to PFSI.

Segment revenues were $23.7 million, a 13 percent decrease from the prior quarter and included net gains on loans acquired for sale of $9.8 million, other income of $9.8 million, which primarily consists of volume-based origination fees, and net interest income of $4.1 million. Net gains on loans acquired for sale in the quarter increased by $5.4 million from the prior quarter as a result of higher margins on the loans held for PMT’s own account. Interest income was $32.6 million, up from $27.9 million in the prior quarter, and interest expense was $28.6 million, up from $18.3 million in the prior quarter, both due to higher interest rates.

Segment expenses were $16.5 million, down from $21.2 million in the prior quarter driven by the decrease in acquisition volumes. The weighted average fulfillment fee rate in the fourth quarter was 18 basis points, unchanged from the prior quarter.

Corporate Segment

The Corporate segment includes interest income from cash and short-term investments, management fees, and corporate expenses.

Segment revenues were $0.8 million, up from $0.4 million in the prior quarter. Management fees were $7.3 million, down from $7.7 million in the prior quarter. Other segment expenses were $7.6 million, down from $8.1 million in the prior quarter.

Taxes

PMT recorded a tax benefit of $10.1 million driven by fair value declines on PMT interest rate hedges held in PMT’s taxable subsidiary.

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Management’s slide presentation will be available in the Investor Relations section of the Company’s website at pmt.pennymac.com beginning after the market closes on Thursday, February 2, 2023.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PMT is externally managed by PNMAC Capital Management, LLC, a wholly-owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). Additional information about PennyMac Mortgage Investment Trust is available at pmt.pennymac.com.

Media   Investors

Kristyn Clark   Kevin Chamberlain

kristyn.clark@pennymac.com   Isaac Garden

(805) 395-9943   investorrelations@pennymac.com

   (818) 224-7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks; volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected; the degree and nature of the Company’s competition; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’s investments; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage-backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage-backed securities or relating to the Company’s mortgage servicing rights and other investments; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; technologies for loans and the Company’s ability to mitigate security risks and cyber intrusions; the Company’s ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct its business; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies such as the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration, the U.S. Department of Agriculture, or government-sponsored entities such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or such changes that increase the cost of doing business with such entities; legislative and regulatory changes that impact the business, operations or governance of mortgage lenders and/or publicly-traded companies; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for

U.S. federal income tax purposes, as applicable, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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